Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated August 30, 2006, accompanying the consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Energy Conversion Devices, Inc. and Subsidiaries on Form 10-K for the year ended June 30, 2006 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports.

/s/ Grant Thornton LLP

Southfield, Michigan

April 12, 2007